UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): March 22, 2011

Bowl America Incorporated
(Exact name of registrant as specified in its charter)

MARYLAND	0-1830	54-0646173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6446 Edsall Road, Alexandria, Virginia  22312
 (Address of principal executive offices (zip code))

(703) 941-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02   Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director. On March 22, 2011, Arthur H. Bill was appointed to fill the vacancy on the Board of Directors of the Company created by the previously reported resignation of A. Joseph Levy.

Arthur H. Bill is a retired securities attorney.  He was a partner of the law firm of Foley & Lardner LLP from 2002 through 2009, and was with the law firm of Freedman, Levy, Kroll, & Simonds from 1972 through 2002 when that firm merged with and into Foley & Lardner LLP.  He previously was a staff attorney with the Securities and Exchange Commission (1969-1972).  He currently volunteers as a mediator for several organizations in Montgomery County, Maryland.  He is the author of The Audit Committee Guide, the fourth edition of which was published by Bowne & Company in 2008.

Mr. Bill qualifies as an “independent” director within the meaning of the rules of the Securities and Exchange Commission and the NYSE Amex Exchange and will serve on the Audit Committee of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED

/s/ Leslie H. Goldberg
Leslie H. Goldberg President

Dated:  March 22, 2011